Form 10-K, Exhibit 13
period 2005-12-31
NATIONAL HEALTH INVESTORS INC
filed 2006-03-10
CIK 877860

                                   EXHIBIT 13
                         NATIONAL HEALTH INVESTORS, INC.
                     INDEX TO FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules

Report of Independent Registered Public Accounting Firm on Financial Statement Schedules

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
National Health Investors, Inc.
Murfreesboro, Tennessee

The audits referred to in our report dated February 22, 2006 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K included the audits of the 2005 and 2004 financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

In our opinion such financial statement schedules present fairly in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Memphis, Tennessee
February 22, 2006

                         NATIONAL HEALTH INVESTORS, INC.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
                                 (in thousands)

     Column A          Column B       Column C        Column D      Column E
-------------------   ---------   ----------------   ----------   -------------
                       Balance-      Additions
                      Beginning   Charged to Costs                  Balance -
      Description     of Period     and Expenses     Deductions   End of Period
-------------------   ---------   ----------------   ----------   -------------
For the year ended
   December 31,
   2003 - Loan loss
   allowance           $    --      $      3,500      $  3,500      $      --

For the year ended
   December 31,
   2004 - Loan loss
   allowance           $    --      $         --      $     --      $      --

For the year ended
   December 31,
   2005 - Loan loss
   allowance           $    --      $      5,435      $  5,435      $      --

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005

        Column A          Column B         Column C             Column D                 Column E
------------------------  -------- ----------------------- ----------------- -----------------------------
                                                           Cost capitalized      Gross amount at which
                                                             subsequent to         carried at close
                                   Initial Cost to Company    acquisition                of period
                                   ----------------------- ----------------- -----------------------------
                           Encum-             Buildings &  Improve- Carrying         Buildings &
           Properties     brances    Land    Improvements   ments    Costs    Land   Improvements   Total
------------------------  -------- --------- ------------- -------- -------- ------- ------------ --------
                                                       (dollars in thousands)
Health Care Centers (2)
  Alabama                 $     1   $    95    $  5,165     $   --   $   --  $    95  $    5,165  $  5,260

Health Care Centers (1)
  Arizona                   1,950       453       6,678         --       --      453       6,678     7,131

Health Care Centers (4)
  Florida                   1,097     2,306      37,511         --       --    2,306      37,511    39,817

Health Care Centers (1)
  Georgia                      --        52         865         --       --       52         865       917

Health Care Centers (1)
  Idaho                        --       122       2,491         --       --      122       2,491     2,613

Health Care Centers (7)
  Kansas                       --       658      12,512         --       --      658      12,512    13,170

Health Care Centers (2)
  Kentucky                     --       231       2,182         --       --      231       2,182     2,413

Health Care Centers (4)
  Massachusetts                --     1,189      18,665         --       --    1,189      18,665    19,854

Health Care Centers (9)
  Missouri                  2,725     1,988      36,203         --       --    1,988      36,203    38,191

Health Care Centers (3)
  New Hampshire                --     1,473      22,870         --       --    1,473      22,870    24,343

Health Care Centers (2)
   New Jersey                  --     1,096      11,973         --       --    1,096      11,973    13,069

Health Care Centers (3)
  South Carolina               --       572      11,544         --       --      572      11,544    12,116

Health Care Centers (20)
  Tennessee                    13     1,835      41,312         --       --    1,835      41,312    43,147

            Column A        Column F     Column G    Column H
------------------------  ------------ ------------ ----------
                          Accumulated    Date of      Date
           Properties     Depreciation Construction Acquired
------------------------  ------------ ------------ ----------
Health Care Centers (2)
  Alabama                  $    3,086      N/A        10/17/91

Health Care Centers (1)
  Arizona                       1,668      N/A        8/13/96

Health Care Centers (4)
  Florida                      17,929      N/A        10/17/91
                                                    & 12/31/99

Health Care Centers (1)
  Georgia                         721      N/A        10/17/91

Health Care Centers (1)
  Idaho                           637      N/A         8/13/96

Health Care Centers (7)
  Kansas                        1,980      N/A          8/1/01
                                                    & 10/31/04

Health Care Centers (2)
  Kentucky                      1,301      N/A        10/17/91

Health Care Centers (4)
  Massachusetts                 8,832      N/A         8/10/99

Health Care Centers (9)
  Missouri                     13,984      N/A        10/17/91
                                                      & 8/1/01

Health Care Centers (3)
  New Hampshire                10,997      N/A         8/10/99

Health Care Centers (2)
   New Jersey                   1,070      N/A          1/1/03

Health Care Centers (3)
  South Carolina                7,092      N/A        10/17/91

Health Care Centers (20)
  Tennessee                    23,199      N/A        10/17/91

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005

            Column A          Column B         Column C             Column D                 Column E
------------------------      -------- ----------------------- ----------------- -----------------------------
                                                               Cost capitalized      Gross amount at which
                                                                 subsequent to         carried at close
                                       Initial Cost to Company    acquisition                of period
                                       ----------------------- ----------------- -----------------------------
                               Encum-             Buildings &  Improve- Carrying         Buildings &
           Properties         brances    Land    Improvements   ments    Costs    Land   Improvements   Total
------------------------      -------- --------- ------------- -------- -------- ------- ------------ --------
Health Care Centers (8)
  Texas                             --     2,280        47,409    --       --     2,280     47,409     49,689

Health Care Centers (1)
  Virginia                       2,400       176         2,510    --       --       176      2,510      2,686

Health Care Centers (1)
   Wisconsin                        --       170         1,604    --       --       170      1,604      1,774

Acute Care Hospital (1)
  Kentucky                          --       540        10,163    --       --       540     10,163     10,703

Medical Office Building (1)
  Florida                           --       165         3,349    --       --       165      3,349      3,514

Medical Office Building (1)
  Illinois                          --        --         1,925    --       --        --      1,925      1,925

Medical Office Building (2)
  Texas                             --       631         9,677    --       --       631      9,677     10,308

Assisted Living Centers (4)
  Arizona                           --     1,757        13,622    --       --     1,757     13,622     15,379

Assisted Living Centers (5)
  Florida                           --     7,096        20,194    --       --     7,096     20,194     27,290

Assisted Living Centers (1)
  New Jersey                        --     4,229        13,030    --       --     4,229     13,030     17,259

Assisted Living Centers(1)
   Pennsylvania                     --       440         3,960    --       --       440      3,960      4,400

Assisted Living Centers (1)
  South Carolina                    --       344         2,877    --       --       344      2,877      3,221

            Column A            Column F     Column G    Column H
------------------------      ------------ ------------ ----------
                              Accumulated    Date of       Date
           Properties         Depreciation Construction  Acquired
------------------------      ------------ ------------ ----------
Health Care Centers (8)
  Texas                          6,741        N/A           9/1/01
                                                         & 3/16/05

Health Care Centers (1)
  Virginia                       1,333        N/A         10/17/91

Health Care Centers (1)
   Wisconsin                        83        N/A         10/31/04

Acute Care Hospital (1)
  Kentucky                       3,455        N/A          6/12/92

Medical Office Building (1)
  Florida                        1,483        N/A          6/30/93

Medical Office Building (1)
  Illinois                         397       12/31/98       N/A

Medical Office Building (2)
  Texas                          3,450         1/1/95       N/A
                                            & 7/31/97

Assisted Living Centers (4)
  Arizona                        2,354        N/A         12/31/98
                                                         & 3/31/99

Assisted Living Centers (5)
  Florida                        7,724        N/A           8/6/96,
                                                          12/31/98
                                                          & 1/1/99

Assisted Living Centers (1)
  New Jersey                     3,970        N/A          8/6/96

Assisted Living Centers(1)
   Pennsylvania                     33        N/A          9/1/05

Assisted Living Centers (1)
  South Carolina                   500        N/A         12/31/98

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2005

            Column A          Column B         Column C             Column D                 Column E
------------------------      -------- ----------------------- ----------------- -----------------------------
                                                               Cost capitalized      Gross amount at which
                                                                 subsequent to         carried at close
                                       Initial Cost to Company    acquisition                of period
                                       ----------------------- ----------------- -----------------------------
                               Encum-             Buildings &  Improve- Carrying         Buildings &
           Properties         brances    Land    Improvements   ments    Costs    Land   Improvements   Total
------------------------      -------- --------- ------------- -------- -------- ------- ------------ --------
Assisted Living Centers (3)
  Tennessee                        --       871         7,061       --       --      871       7,061     7,932

Retirement Center (1)
  Idaho                            --       243         4,182       --       --      243       4,182     4,425

Retirement Center (1)
  Missouri                         --       353         3,171       --       --      353       3,171     3,524

Retirement Center (1)
New Hampshire                      --       218         2,917       --       --      218       2,917     3,135

Retirement Centers (2)
  Tennessee                        --        64         5,644       --       --       64       5,644     5,708
                              -------  --------   -----------   ------   ------  -------  ----------  --------
                              $ 8,186  $ 31,647   $   363,266   $   --   $   --  $31,647  $  363,266  $394,913
                              =======  ========   ===========   ======   ======  =======  ==========  ========

            Column A            Column F     Column G    Column H
------------------------      ------------ ------------ ----------
                              Accumulated    Date of       Date
           Properties         Depreciation Construction  Acquired
------------------------      ------------ ------------ ----------
Assisted Living Centers (3)
  Tennessee                        1,210      N/A        12/31/98
                                                        & 3/31/99

Retirement Center (1)
  Idaho                            1,043      N/A         8/13/96

Retirement Center (1)
  Missouri                         1,590      N/A        10/17/91

Retirement Center (1)
New Hampshire                      1,533      N/A         8/10/99

Retirement Centers (2)
  Tennessee                        2,389      N/A        10/17/91
                              ----------
                              $  131,784
                              ==========

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(A)   See Notes 3 and 18 of Notes to Consolidated Financial Statements.

(B) The aggregate cost for federal income tax purposes is approximately $367,840,000.

(C) Depreciation is calculated using depreciation lives up to 40 years for all completed facilities.

(D) Subsequent to NHC's transfer of the original real estate properties in 1991, NHI has purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by NHI, the $33,909,000 has been included in Column C - Initial Cost to the Company.

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                 December 31
                                                                      ------------------------------------
                                                                        2005          2004         2003
                                                                      ----------   ----------   ----------
Investment in Real Estate:
  Balance at beginning of period                                      $  402,067   $  400,403   $  403,049
  Additions through cash expenditures                                     12,264        1,678          627
  Additions in exchange for rights under mortgage notes receivable            --        4,324       13,069
  Sale of properties for cash                                            (16,868)      (4,340)     (10,917)
  Impairment write-downs                                                  (2,550)          --       (5,400)
  Other                                                                       --            2          (25)
                                                                      ----------   ----------   ----------
  Balance at end of year                                              $  394,913   $  402,067   $  400,403
                                                                      ==========   ==========   ==========

Accumulated Depreciation:
  Balance at beginning of period                                      $  123,897   $  110,938   $   98,655
  Addition charged to costs and expenses                                  12,855       14,453       15,380
  Sale of properties                                                      (4,968)      (1,494)      (3,097)
                                                                      ----------   ----------   ----------
  Balance at end of year                                              $  131,784   $  123,897   $  110,938
                                                                      ==========   ==========   ==========

                         NATIONAL HEALTH INVESTORS, INC.
                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                                DECEMBER 31, 2005

            Column A                     Column B            Column C           Column D  Column E
------------------------------------   -------------  ---------------------   ----------  --------
                                                               Final           Monthly
                                         Interest             Maturity         Payment     Prior
              Description                  Rate                 Date            Terms      Liens
------------------------------------   -------------  ---------------------   ----------  --------
First Mortgage Loans:
Florida                                    10.0%         December, 2006       $  252,000    None

Augusta and Pooler, Georgia                11.0%         December, 2006            5,000    None

Augusta and Pooler, Georgia                9.25%         April, 2006                  --    None

Williston and Gainesville, Florida          8.0%         May, 2009                66,000    None
(A)(D)

Ocoee, Florida (A)                          8.0%         May, 2009                46,000    None

Augusta and Pooler, Georgia(A)(B)(D)        9.5%         January, 2009           135,000    None

Tucker, GA (A)                              9.5%         January, 2009            66,000    None

Dallas, Texas (C)(D)                      12.25%         September, 2010         186,000    None

Atlanta, Georgia (A)                        6.5%         September, 2013          22,000    None

Friendswood, Richmond, Sugarland,
     Conroe, Beaumont, Huntsville,
     Cleveland, Liberty, and
     Tomball, Texas (A)(D)(E)             10.50%          September, 2014        353,000    None

Six Mortgages(D)                        6.0% -9.5%    Dec. 2005 - Dec. 2011       46,000    None
   (under $2,500,000 each)

Three Mortgages(D)                     10.00%-10.50%  Sept. 2006 - Nov. 2008     106,000    None
   ($923,000 to $3,370,000 each)

            Column A                     Column F       Column G          Column H
------------------------------------   ------------  ---------------   ---------------
                                                                          Principal
                                                                           Amount
                                                                       of Loan Subject
                                        Original                       To Delinquent
                                       Face Amount   Carrying Amount    Principal or
              Description              of Mortgages   of Mortgages        Interest
------------------------------------   ------------  ---------------   ---------------
First Mortgage Loans:
Florida                                $ 25,900,000  $   22,673,000             None

Augusta and Pooler, Georgia               4,000,000       2,897,000             None

Augusta and Pooler, Georgia                 800,000         135,000             None

Williston and Gainesville, Florida        8,500,000       2,281,000             None
(A)(D)

Ocoee, Florida (A)                        6,000,000       3,649,000             None

Augusta and Pooler, Georgia(A)(B)(D)     15,242,000       7,201,000      $13,944,000

Tucker, GA (A)                            7,508,000       3,618,000        6,772,000

Dallas, Texas (C)(D)                     18,000,000       8,028,000             None

Atlanta, Georgia (A)                      5,158,000         994,000             None

Friendswood, Richmond, Sugarland,
     Conroe, Beaumont, Huntsville,
     Cleveland, Liberty, and
     Tomball, Texas (A)(D)(E)            51,500,000      24,071,000             None

Six Mortgages(D)                          7,715,000       4,917,000             None
   (under $2,500,000 each)

Three Mortgages(D)                       11,396,000       7,010,000             None
   ($923,000 to $3,370,000 each)

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (Continued)
                                DECEMBER 31, 2005

            Column A                     Column B            Column C             Column D  Column E
------------------------------------   -------------  ---------------------     ----------  --------
                                                               Final             Monthly
                                         Interest             Maturity           Payment     Prior
              Description                  Rate                 Date              Terms      Liens
------------------------------------   -------------  ---------------------     ----------  --------
Osceola, Florida                             9.5%         January, 2009         $ 70,000      None

Dripping Springs, Gainesville,
   Texas                                     9.0%          March, 2019            19,000      None

Seven Mortgages, Virginia                  8.0%-9.6%  August 2027 to June 2032   165,000      None
   ($2,134,000 to $3,935,000 each)

            Column A                     Column F       Column G          Column H
------------------------------------   ------------  ---------------   ---------------
                                                                          Principal
                                                                           Amount
                                                                       of Loan Subject
                                        Original                       To Delinquent
                                       Face Amount   Carrying Amount    Principal or
              Description              of Mortgages   of Mortgages        Interest
------------------------------------   ------------  ---------------   ---------------
Osceola, Florida                       $  7,900,000  $  7,150,000           None

Dripping Springs, Gainesville,
   Texas                                  2,500,000     2,500,000           None

Seven Mortgages, Virginia                20,774,000    18,777,000           None
                                                     ------------
   ($2,134,000 to $3,935,000 each)                   $115,901,000
                                                     ============

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

(A) The Company has reduced the carrying amount of this mortgage loan by a reserve or write-off calculated in accordance with the provisions of Statement of Financial Accounting Standards 114, "Accounting by Creditors for Impairment of a Loan - An Amendment of FASB Statements No. 5 and 15". The reserve or write-off is based on the Company's knowledge of the general economic condition in the long-term health care industry and the cash flows of the long-term health care facilities that service the mortgage loan.

(B)   Balloon payment of $12,923,000 due at maturity.

(C) Interest at the greater of 12.25% or the rate that five-year United States securities yield plus 4.5%.

(D)   Mortgages provide for prepayment penalties.

(E) Note A is at 10.50% and matures September, 2014. Note B is at the prime rate.

(1)   See Note 4 of Notes to Consolidated Financial Statements.

(2)   For tax purposes, the cost of investments is the carrying amount.

(3) Other, non-mortgage notes receivable unrelated to real estate of $2,899,000 at December 31, 2005 are not reported on this schedule.

                         NATIONAL HEALTH INVESTORS, INC.
             SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                   December 31
                                                         --------------------------------
                                                         2005            2004     2003
                                                         ---------  ---------   ---------
                                                                    (in thousands)
Reconciliation of mortgage loans
     Balance at beginning of period                      $ 109,046  $  142,155  $ 176,492
     Additions:
          New mortgage loans                                22,079       2,419      1,730
                                                         ---------  ---------   ---------
               Total Additions                              22,079       2,419      1,730
                                                         ---------  ---------   ---------

Deductions during period:
     Loans written off                                       5,435          --      3,500
     Collection of principal                                 9,789      13,694     19,498
     Sale of mortgage loans                                     --      17,510         --
     Acquisition of property and equipment in exchange
       for rights under mortgage loans                          --       4,324     13,069
                                                         ---------  ---------   ---------
               Total Deductions                             15,224      35,528     36,067
                                                         ---------  ---------   ---------

Balance at end of period                                 $ 115,901  $  109,046   $142,155
                                                         =========  ==========  =========