Form 10-K, Exhibit 13
period 2006-12-31
NATIONAL HEALTH INVESTORS INC
filed 2007-03-23
CIK 877860

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

Board of Directors and Stockholders

National Health Investors, Inc.

Murfreesboro, Tennessee

The audits referred to in our report dated March 23, 2007 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, included the audits of the 2006 and 2005 financial statement schedules listed in the accompanying index.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

In our opinion such financial statement schedules present fairly in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Memphis, Tennessee

March 23, 2007

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
Description	of Period	and Expenses	Deductions	End of Period

For the year ended
December 31,
2004 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2005 - Loan loss
allowance	$ —	$5,435	$5,435	$ —

For the year ended
December 31,
2006 - Loan loss
allowance	$ —	$1,074	$1,074	$ —

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2006

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired
(dollars in thousands)
Health Care Centers (2)
Alabama	$ —	$ 95	$ 5,165	$ —	$ —	$ 95	$ 5,165	$ 5,260	$3,197	N/A	10/17/91

Health Care Centers (1)
Arizona	1,780	453	6,678	—	—	453	6,678	7,131	1,862	N/A	8/13/96

Health Care Centers (4)
Florida	837	2,306	37,437	—	—	2,306	37,437	39,743	19,143	N/A	10/17/91 & 12/31/99

Health Care Centers (1)
Georgia	—	52	865	—	—	52	865	917	754	N/A	10/17/91

Health Care Centers (1)
Idaho	—	122	2,491	—	—	122	2,491	2,613	702	N/A	8/13/96

Health Care Centers (7)
Kansas	—	658	12,931	—	—	658	12,931	13,589	2,446	N/A	8/1/01
											& 10/31/04
Health Care Centers (2)
Kentucky	—	231	2,182	—	—	231	2,182	2,413	1,387	N/A	10/17/91

Health Care Centers (4)
Massachusetts	—	1,189	18,873	—	—	1,189	18,873	20,062	9,810	N/A	8/10/99

Health Care Centers (8)
Missouri	2,225	1,515	29,224	—	—	1,515	29,224	30,739	13,860	N/A	10/17/91
											& 8/1/01
Health Care Centers (3)
New Hampshire	—	1,473	23,398	—	—	1,473	23,398	24,871	12,385	N/A	8/10/99

Health Care Centers (3)
South Carolina	—	572	11,527	—	—	572	11,527	12,099	7,418	N/A	10/17/91

Health Care Centers (20)
Tennessee	—	1,835	41,297	—	—	1,835	41,297	43,132	24,516	N/A	10/17/91

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2006

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired
Health Care Centers (8)
Texas	—	2,280	47,409	—	—	2,280	47,409	49,689	8,156	N/A	9/1/01
											& 3/16/05
Health Care Centers (1)
Virginia	2,100	176	2,510	—	—	176	2,510	2,686	1,407	N/A	10/17/91

Health Care Centers (1)
Wisconsin	—	170	1,604	—	—	170	1,604	1,774	138	N/A	10/31/04

Acute Care Hospital (1)
Kentucky	—	540	10,163	—	—	540	10,163	10,703	3,804	N/A	6/12/92

Medical Office Building (1)
Florida	—	165	3,349	—	—	165	3,349	3,514	1,576	N/A	6/30/93

Medical Office Building (1)
Illinois	—	---	1,925	—	—	---	1,925	1,925	451	12/31/98	N/A

Medical Office Building (2)
Texas	—	631	9,677	—	—	631	9,677	10,308	3,737	1/1/95	N/A
										& 7/31/97
Assisted Living Centers (4)
Arizona	—	1,757	13,622	—	—	1,757	13,622	15,379	2,695	N/A	12/31/98
											& 3/31/99
Assisted Living Centers (4)
Florida	—	7,095	21,232	—	—	7,095	21,232	28,327	8,312	N/A	8/6/96,
											12/31/98
											& 1/1/99
Assisted Living Centers (1)
New Jersey	—	4,229	13,030	—	—	4,229	13,030	17,259	4,340	N/A	8/6/96

Assisted Living Centers(1)
Pennsylvania	—	439	3,960	—	—	439	3,960	4,399	132	N/A	9/1/05

Assisted Living Centers (1)
South Carolina	—	344	2,877	—	—	344	2,877	3,221	572	N/A	12/31/98

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2006

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired

Assisted Living Centers (3)
Tennessee	—	871	7,062	—	—	871	7,062	7,933	1,387	N/A	12/31/98
											& 3/31/99

Retirement Center (1)
Idaho	—	243	4,182	—	—	243	4,182	4,425	1,154	N/A	8/13/96

Retirement Center (1)
Missouri	—	344	3,181	—	—	344	3,181	3,525	1,683	N/A	10/17/91

Retirement Center (1)
New Hampshire	—	218	2,846	—	—	218	2,846	3,064	1,618	N/A	8/10/99

Retirement Centers (2)
Tennessee	—	64	5,643	—	—	64	5,643	5,707	2,566	N/A	10/17/91
	$6,942	$30,067	$346,340	$ —	$ —	$30,067	$346,340	$376,407	$141,208

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(A) See Notes 3 and 18 of Notes to Consolidated Financial Statements.
(B) The aggregate cost for federal income tax purposes is approximately $338,258,000.
(C) Depreciation is calculated using depreciation lives up to 40 years for all completed facilities.
(D) Subsequent to NHC’s transfer of the original real estate properties in 1991, NHI has purchased from
NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by NHI, the $33,909,000 has been included in Column C - Initial Cost to the Company.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	December 31
	2006	2005	2004

Investment in Real Estate:
Balance at beginning of period	$ 394,913	$ 402,067	$ 400,403
Additions through cash expenditures	2,499	12,264	1,678
Additions in exchange for rights under mortgage notes receivable	—	—	4,324
Sale of properties for cash	(21,005)	(16,868)	(4,340)
Impairment write-downs	—	(2,550)	—
Other	—	—	2
Balance at end of year	$ 376,407	$ 394,913	$ 402,067

Accumulated Depreciation:
Balance at beginning of period	$ 131,784	$ 123,897	$ 110,938
Addition charged to costs and expenses	12,026	12,855	14,453
Sale of properties	(2,602)	(4,968)	(1,494)
Balance at end of year	$ 141,208	$ 131,784	$ 123,897

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
DECEMBER 31, 2006

Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H
							Principal Amount
							of Loan Subject
		Final	Monthly		Original		To Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Carrying Amount	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	of Mortgages	Interest
First Mortgage Loans:
Florida	11.5%	March 2007	$ 274,000	None	$25,000,000	$ 21,972,000	None

Georgia	Prime + 2.0%	June 2007	Int. only	None	800,000	119,000	None

Ocoee, Florida (A) (B)	8.0%	May 2009	46,000	None	6,000,000	3,526,000	None

Georgia(A)	9.0%	January 2009	109,000	None	12,162,000	8,784,000	$13,944,000

Atlanta, Georgia (A)	6.5%	September 2013	22,000	None	5,158,000	933,000	None

Houston, Texas (A) (C)	10.50%	September 2014	353,000	None	50,000,000	23,228,000	None

TN and FL Homes	10.00%	November 2008	50,000	None	5,196,000	4,130,000	None

Osceola, Florida	9.5%	January 2009	70,000	None	7,900,000	6,991,000	None

Dripping Springs, Gainesville,
Texas	9.0%	March 2019	19,000	None	2,500,000	2,500,000	None

Seven Mortgages, Virginia ($2,134,000 to $3,935,000 each)	8.0%-9.6%	August 2027 to June 2032	165,000	None	20,774,000	18,599,000	None

						$ 90,782,000

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

(A)

The Company has reduced the carrying amount of this mortgage loan by a reserve or write-off calculated in accordance with the provisions of Statement of Financial Accounting Standards 114, “Accounting by Creditors for Impairment of a Loan - An Amendment of FASB Statements No. 5 and 15”.  The
reserve or write-off is based on the Company’s knowledge of the general economic condition  in the long-term health care industry and the cash flows of the long-term health care facilities that service the mortgage loan.

(B)	Note A is at 8% and Note B is at 6%.
(C)	Note A is at 10.50% and matures September 2014. Note B is at the prime rate plus 2% and matures September 2009.

(1)	See Note 4 of Notes to Consolidated Financial Statements.
(2)	For tax purposes, the cost of investments is the carrying amount.
(3)	Other, non-mortgage notes receivable unrelated to real estate of 8,750,000 at December 31, 2006 are not reported on this schedule.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	December 31
	2006	2005	2004
	(in thousands)
Reconciliation of mortgage loans
Balance at beginning of period	$ 115,901	$ 109,046	$ 142,155
Additions:
New mortgage loans	11,063	22,079	2,419
Total Additions	11,063	22,079	2,419

Deductions during period:
Loans written off	—	5,435	—
Collection of principal, net	36,182	9,789	13,694
Sale of mortgage loans	—	—	17,510
Acquisition of property and equipment in exchange for rights under mortgage loans	—	—	4,324
Total Deductions	36,182	15,224	35,528

Balance at end of period	$ 90,782	$ 115,901	$ 109,046