Form 10-K, Exhibit 13
period 2007-12-31
NATIONAL HEALTH INVESTORS INC
filed 2008-02-29
CIK 877860

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

Board of Directors and Stockholders

National Health Investors, Inc.

Murfreesboro, Tennessee

The audits referred to in our report dated February 28, 2008 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, included the audits of the financial statement schedules listed in the accompanying index.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

In our opinion such financial statement schedules present fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Nashville, Tennessee

February 28, 2008

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006, AND 2005
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
Description	of Period	and Expenses (1)	Deductions	End of Period

For the year ended
December 31,
2007 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2006 - Loan loss
allowance	$ —	$1,074	$1,074	$ —

For the year ended
December 31,
2005 - Loan loss
allowance	$ —	$6,000	$6,000	$ —

(1) In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down.  For 2007, net recoveries were $24,238 and there was no provision for losses during the year.  For 2006, net recoveries were $7,934 comprised of recoveries of $9,008 offset by provision for loan losses of $1,074.  For 2005, the net provision was $10,837 comprised of a provision for loan losses of $6,000, a provision for realty losses of $2,550, a provision for maintenance expense of $2,852, offset by recoveries of $565.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2007

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired
(dollars in thousands)
Health Care Centers (2)
Alabama	$ —	$ 95	$ 5,165	$ —	$ —	$ 95	$ 5,165	$ 5,260	$3,298	N/A	10/17/91

Health Care Centers (1)
Arizona	1,590	453	6,678	—	—	453	6,678	7,131	2,055	N/A	8/13/96

Health Care Centers (4)
Florida	641	2,306	37,437	—	—	2,306	37,437	39,743	20,374	N/A	10/17/91 & 12/31/99

Health Care Centers (1)
Georgia	—	52	865	—	—	52	865	917	787	N/A	10/17/91

Health Care Centers (1)
Idaho	—	122	2,491	—	—	122	2,491	2,613	768	N/A	8/13/96

Health Care Centers (1)
Kansas	—	305	2,247	—	—	305	2,247	2,552	267	N/A	8/1/01
											& 10/31/04
Health Care Centers (2)
Kentucky	—	231	2,182	—	—	231	2,182	2,413	1,472	N/A	10/17/91

Health Care Centers (5)
Missouri	1,725	1,165	23,070	—	—	1,165	23,070	24,235	13,255	N/A	10/17/91
											& 8/1/01
Health Care Centers (3)
South Carolina	—	572	11,527	—	—	572	11,527	12,099	7,727	N/A	10/17/91

Health Care Centers (20)
Tennessee	—	1,835	41,297	—	—	1,835	41,297	43,132	25,769	N/A	10/17/91

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2007

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired
Health Care Centers (8)
Texas	—	2,280	47,409	—	—	2,280	47,409	49,689	9,560	N/A	9/1/01
											& 3/16/05
Health Care Centers (1)
Virginia	1,755	176	2,510	—	—	176	2,510	2,686	1,478	N/A	10/17/91

Acute Care Hospital (1)
Kentucky	—	540	10,163	—	—	540	10,163	10,703	4,116	N/A	6/12/92

Medical Office Building (1)
Florida	—	165	3,349	—	—	165	3,349	3,514	1,669	N/A	6/30/93

Medical Office Building (1)
Illinois	—	---	1,925	—	—	---	1,925	1,925	555	12/31/98	N/A

Medical Office Building (2)
Texas	—	631	9,677	—	—	631	9,677	10,308	4,016	1/1/95	N/A
										& 7/31/97
Assisted Living Centers (4)
Arizona	—	1,757	13,622	—	—	1,757	13,622	15,379	3,035	N/A	12/31/98
											& 3/31/99
Assisted Living Centers (4)
Florida	—	7,095	21,232	312	—	7,095	21,544	28,639	8,937	N/A	8/6/96,
											12/31/98
											& 1/1/99
Assisted Living Centers (1)
New Jersey	—	4,229	13,030	—	—	4,229	13,030	17,259	4,659	N/A	8/6/96

Assisted Living Centers(1)
Pennsylvania	—	439	3,960	—	—	439	3,960	4,399	231	N/A	9/1/05

Assisted Living Centers (1)
South Carolina	—	344	2,877	—	—	344	2,877	3,221	644	N/A	12/31/98

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2007

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired

Assisted Living Centers (3)
Tennessee	—	871	7,062	—	—	871	7,062	7,933	1,562	N/A	12/31/98
											& 3/31/99

Retirement Center (1)
Idaho	—	243	4,182	—	—	243	4,182	4,425	1,265	N/A	8/13/96

Retirement Center (1)
Missouri	—	344	3,181	—	—	344	3,181	3,525	1,775	N/A	10/17/91

Retirement Centers (2)
Tennessee	—	64	5,643	—	—	64	5,643	5,707	2,728	N/A	10/17/91
	$5,711	$26,314	$282,781	$ 312	$ —	$26,314	$283,093	$309,407	$121,952

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(A) See Notes 3 and 16 of Notes to Consolidated Financial Statements.
(B) Depreciation is calculated using estimated depreciation lives up to 40 years for all completed facilities.
(C) Subsequent to NHC’s transfer of the original real estate properties in 1991, we have purchased from
NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included in Column C - Initial Cost to us.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	December 31
	2007	2006	2005

Investment in Real Estate:
Balance at beginning of period	$376,407	$394,913	$402,067
Additions through cash expenditures	2,491	2,499	12,264
Additions in exchange for rights under mortgage notes receivable	—	—	—
Sale of properties for cash	(69,491)	(21,005)	(16,868)
Impairment write-downs	—	—	(2,550)
Other	—	—	—
Balance at end of year	$309,407	$376,407	$394,913

Accumulated Depreciation:
Balance at beginning of period	$141,208	$131,784	$123,897
Addition charged to costs and expenses	11,751	12,026	12,855
Sale of properties	(31,007)	(2,602)	(4,968)
Balance at end of year	$121,952	$141,208	$131,784

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
DECEMBER 31, 2007

Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H
							Principal Amount
							of Loan Subject
		Final	Monthly		Original		To Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Carrying Amount	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	of Mortgages	Interest
First Mortgage Loans:
Florida	11.5%	2008	$398,000	None	$25,900,000	$ 26,518,000	None

Georgia	Prime + 2.0%	January, 2009	Int. only	None	800,000	132,000	None

Georgia(A)	9.0%	January, 2009	120,000	None	12,162,000	8,628,000	None

Atlanta, Georgia (A)	6.5%	September, 2013	22,000	None	5,158,000	869,000	None

TN and FL Homes	10.00%	November, 2008	50,000	None	5,196,000	3,949,000	None

Osceola, Florida	9.5%	January, 2009	70,000	None	7,900,000	6,817,000	None

Dripping Springs, Gainesville,
Texas	9.0%	March, 2019	19,000	None	2,500,000	2,500,000	None

7 Mortgages, Virginia ($2,134,000 to $3,935,000 each)	8.0%-9.6%	August 2027 to June 2032	165,000	None	20,774,000	18,373,000	None

8 Mortgages, Massachusetts and New Hampshire ($1,125,000 to $9,005,000 each)	6.9%	August 2011	9,000 to 69,000	None	40,526,000	40,526,000	None

8 Mortgages, Kansas and Missouri ($707,000 to $2,082,000 each) (B)	3.0% to 8.5%	December 2014	8,000 to 25,000	None	26,293,000	26,293,000	None

						$134,605,000

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

(A)	We have reduced the carrying amount of this mortgage loan by a reserve or write-off calculated in accordance with the provisions of Statement of Financial Accounting Standards 114,
	“Accounting by Creditors for Impairment of a Loan - An Amendment of FASB Statements No. 5 and 15”. The reserve or write-off is based on our knowledge of the general
	economic condition in the long-term health care industry and the cash flows of the long-term health care facilities that service the mortgage loan.
(B)	Note A in the amount of $16,513,000 is at 8.5%. Note B in the amount of $9,780,000 is at 3% with all principal and interest due at maturity.

(1)	See Note 4 of Notes to Consolidated Financial Statements.
(2)	For tax purposes, the cost of investments is the carrying amount.
(3)	Non-mortgage notes receivable unrelated to real estate of $7,050,000 at December 31, 2007 are not reported on this schedule.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	December 31
	2007	2006	2005
	(in thousands)
Reconciliation of mortgage loans
Balance at beginning of period	$90,782	$115,901	$109,046
Additions:
New mortgage loans	74,835	11,063	22,079
Total Additions	74,835	11,063	22,079

Deductions during period:
Loans written off	—	—	5,435
Collection of principal, net	31,012	36,182	9,789
Total Deductions	31,012	36,182	15,224

Balance at end of period	$134,605	$90,782	$115,901