Form 10-K, Exhibit 13
period 2008-12-31
NATIONAL HEALTH INVESTORS INC
filed 2009-02-24
CIK 877860

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

Board of Directors and Stockholders

National Health Investors, Inc.

Murfreesboro, Tennessee

The audits referred to in our report dated February 23, 2009 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, included the audits of the financial statement schedules listed in the accompanying index.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

In our opinion such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Nashville, Tennessee

February 23, 2009

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007, AND 2006
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
Description	of Period	and Expenses (1)	Deductions	End of Period

For the year ended
December 31,
2008 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2007 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2006 - Loan loss
allowance	$ —	$1,074	$1,074	$ —

(1) In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down.  For 2008, there were no recoveries and there was no provision for losses during the year.  For 2007, net recoveries were $24,238 and there was no provision for losses during the year.  For 2006, net recoveries were $7,934 comprised of recoveries of $9,008 offset by provision for loan losses of $1,074.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2008
(in thousands)

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired

Health Care Centers (2)
Alabama	$ —	$ 95	$ 5,165	$ —	$ —	$ 95	$ 5,165	$ 5,260	$3,399	N/A	10/17/91

Health Care Centers (1)
Arizona	1,400	453	6,678	—	—	453	6,678	7,131	2,236	N/A	8/13/96

Health Care Centers (4)
Florida		2,306	37,436	—	—	2,306	37,436	39,742	21,551	N/A	10/17/91 & 12/31/99

Health Care Centers (1)
Georgia	—	52	865	—	—	52	865	917	820	N/A	10/17/91

Health Care Centers (1)
Idaho	—	122	2,641	—	—	122	2,491	2,613	834	N/A	8/13/96

Health Care Centers (2)
Kentucky	—	231	2,182	—	—	231	2,182	2,413	1,556	N/A	10/17/91

Health Care Centers (5)
Missouri	1,225	1,165	23,068	—	—	1,165	23,068	24,233	13,962	N/A	10/17/91

Health Care Centers (4)
South Carolina	—	872	15,242	—	—	872	15,241	16,113	8,050	N/A	10/17/91 &
											9/25/08
Health Care Centers (20)
Tennessee	—	1,835	41,335	—	—	1,835	41,335	43,170	26,921	N/A	10/17/91

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2008
(in thousands)

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired
Health Care Centers (8)
Texas	—	2,280	47,409	—	—	2,280	47,409	49,689	10,821	N/A	9/1/01
											& 3/16/05
Health Care Centers (1)
Virginia	1,362	176	2,511	—	—	176	2,511	2,687	1,550	N/A	10/17/91

Acute Care Hospital (1)
Kentucky	—	540	10,163	—	—	540	10,163	10,703	4,412	N/A	6/12/92

Medical Office Building (1)
Florida	—	165	3,349	—	—	165	3,349	3,514	1,754	N/A	6/30/93

Medical Office Building (1)
Illinois	—	—	1,925	—	—	—	1,925	1,925	559	12/31/98	N/A

Medical Office Building (2)
Texas	—	631	9,677	—	—	631	9,677	10,308	4,294	1/1/95	N/A
										& 7/31/97
Assisted Living Centers (4)
Arizona	—	1,757	13,622	—	—	1,757	13,622	15,379	3,376	N/A	12/31/98
											& 3/31/99
Assisted Living Centers (4)
Florida	—	7,096	28,143	1,350	—	7,096	21,543	28,639	9,584	N/A	8/6/96,
											12/31/98
											& 1/1/99
Assisted Living Centers (1)
New Jersey	—	4,229	13,030	—	—	4,229	13,030	17,259	4,977	N/A	8/6/96

Assisted Living Centers(1)
Pennsylvania	—	439	3,960	—	—	439	3,960	4,399	330	N/A	9/1/05

Assisted Living Centers (1)
South Carolina	—	344	2,877	—	—	344	2,877	3,221	716	N/A	12/31/98

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2008
(in thousands)

Column A	Column B	Column C		Column D		Column E			Column F	Column G	Column H
				Cost capitalized
				subsequent to		Gross amount at which carried at close
		Initial Cost to Company		acquisition		of period
	Encum-		Buildings &	Improve-	Carrying		Buildings &		Accumulated	Date of	Date
Properties	brances	Land	Improvements	ments	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired

Assisted Living Centers (3)
Tennessee	—	871	7,061	—	—	871	7,061	7,932	1,739	N/A	12/31/98
											& 3/31/99

Retirement Center (1)
Idaho	—	243	4,182	—	—	243	4,182	4,425	1,376	N/A	8/13/96

Retirement Center (1)
Missouri	—	344	3,181	—	—	344	3,181	3,525	1,868	N/A	10/17/91

Retirement Centers (2)
Tennessee	—	64	5,645	—	—	64	5,645	5,709	2,883	N/A	10/17/91
	$3,987	$26,310	$291,347	$ 1,350	$ —	$26,310	$284,596	$310,906	$129,574

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(A) See Notes 3 and 15 of Notes to Consolidated Financial Statements.
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

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	December 31,
	2008	2007	2006
	(in thousands)
Investment in Real Estate:
Balance at beginning of period	$309,407	$376,407	$394,913
Additions through cash expenditures	4,048	2,491	2,499
Additions in exchange for rights under mortgage notes receivable	—	—	—
Sale of properties for cash	(133)	(69,491)	(21,005)
Impairment write-downs	(1,986)	—	—
Reclassification for assets held for sale	(430)	—	—
Balance at end of year	$310,906	$309,407	$376,407

Accumulated Depreciation:
Balance at beginning of period	$121,952	$141,208	$131,784
Addition charged to costs and expenses	7,943	11,751	12,026
Sale of properties	(91)	(31,007)	(2,602)
Reclassification for assets held for sale	(230)	—	—
Balance at end of year	$129,574	$121,952	$141,208

SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE(1)
DECEMBER 31, 2008

Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H
							Principal Amount
							of Loan Subject
		Final	Monthly		Original		To Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Carrying Amount	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	of Mortgages(2)	Interest
First Mortgage Loans:
Florida (A)	9.5%	2008	$353,000	None	$32,708,000	$ 22,936,000	$ 22,936,000

Georgia	Prime + 2.0%	January, 2009	Int. only	None	300,000	83,000(3)	None

Georgia(B)	9.0%	January, 2010	120,000	None	12,162,000	8,463,000(3)	None

Atlanta, Georgia (B)	6.5%	September, 2013	22,000	None	5,158,000	801,000(3)	None

TN and FL Homes	10.00%	April, 2009	49,000	None	5,196,000	3,750,000	None

Osceola, Florida	9.5%	January, 2009	70,000	None	7,900,000	6,628,000	None

Dripping Springs, Gainesville,
Texas	9.0%	March, 2019	19,000	None	2,500,000	2,500,000	None

7 Mortgages, Virginia ($2,134,000 to $3,935,000 each)	8.0%-9.6%	August 2027 to June 2032	19,000 to 32,000	None	20,774,000	18,137,000	None

8 Mortgages, Massachusetts and New Hampshire ($1,125,000 to $9,005,000 each)	6.9%	August 2011	9,000 to 69,000	None	40,526,000	23,458,000	None

8 Mortgages, Kansas and Missouri ($707,000 to $2,082,000 each) (C)	3.0% to 8.5%	December 2014	8,000 to 25,000	None	26,293,000	21,884,000	None

						$108,640,000

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

(A)

NHI’s original face amount of the mortgage was $25,900,000.  In May 2007 we purchased the second mortgage whose original amount was $6,808,000 for its then current balance of $6,186,000.  The carrying amount of $22,936,000 is the current balance of the first and second mortgage.  As discussed in Note 9 to the Consolidated Financial Statements, the borrower has filed a Chapter 11 bankruptcy petition and has initiated an adversary proceeding complaint against us.

(B)	We have reduced the carrying amount of this mortgage loan by a reserve or write-off calculated in accordance with the provisions of Statement of Financial Accounting Standards 114,
“Accounting by Creditors for Impairment of a Loan - An Amendment of FASB Statements No. 5 and 15”. The reserve or write-off is based on our knowledge of the general economic condition in the long-term health care industry and the cash flows of the long-term health care facilities that service the mortgage loan.
(C)	Note A in the original amount of $16,513,000 is at 8.5%. Note B in the original amount of $9,780,000 is at 3% with all principal and interest due at maturity.

(1)	See Note 4 to Consolidated Financial Statements for more information on our mortgage loan receivables.
(2)	For tax purposes, the cost of investments is the carrying amount.
(3)	Loan is currently on non-accrual status. We recognize interest income in the period in which cash is received.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	December 31,
	2008	2007	2006
	(in thousands)
Reconciliation of mortgage loans
Balance at beginning of period	$ 134,605	$ 90,782	$ 115,901
Additions:
New mortgage loans	—	74,835	11,063
Total Additions	—	74,835	11,063

Deductions during period:
Collection of principal, net	25,965	31,012	36,182
Total Deductions	25,965	31,012	36,182

Balance at end of period	$ 108,640	$ 134,605	$ 90,782