Form 10-K, Exhibit 13
period 2010-12-31
NATIONAL HEALTH INVESTORS INC
filed 2011-02-17
CIK 877860

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

Board of Directors and Stockholders

National Health Investors, Inc.

Murfreesboro, Tennessee

The audits referred to in our report dated February 16, 2011 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audits of the financial statement schedules listed in the accompanying index.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

In our opinion such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee

February 16, 2011

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
Description	of Period	and Expenses(1)	Deductions	End of Period

For the year ended
December 31,
2010 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2009 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2008 - Loan loss
allowance	$ —	$ —	$ —	$ —

(1) In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down.  For 2010, net recoveries were $573,000 and there was no provision for losses during the year.  For 2009, net recoveries were $1,077,000 and there was no provision for losses during the year.  For 2008, there were no recoveries and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2010
(in thousands)

				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

Skilled Nursing Facilities
Anniston, AL	$70	$4,477	$-	$70	$4,477	$4,547	$2,896	10/17/1991
Moulton, AL	25	688	-	25	688	713	688	10/17/1991
Avondale, AZ	453	6,678	-	453	6,678	7,131	2,571	8/13/1996
Brooksville, FL	1,217	16,166	-	1,217	16,166	17,383	370	2/1/2010
Crystal River, FL	912	12,117	-	912	12,117	13,029	278	2/1/2010
Dade City, FL	605	8,042	-	605	8,042	8,647	184	2/1/2010
Hudson, FL	1,290	22,393	-	1,290	22,393	23,683	6,732	10/17/1991
Merritt Island, FL	701	8,869	-	701	8,869	9,570	5,627	10/17/1991
New Port Richey, FL	228	3,023	-	228	3,023	3,251	69	2/1/2010
Plant City, FL	405	8,777	-	405	8,777	9,182	6,019	10/17/1991
Stuart, FL	787	9,048	-	787	9,048	9,835	5,692	10/17/1991
Trenton, FL	851	11,312	-	851	11,312	12,163	259	2/1/2010
Rossville, GA	52	865	-	52	865	917	865	10/17/1991
Grangeville, ID	122	2,491	-	122	2,491	2,613	966	8/13/1996
Glasgow, KY	33	1,751	-	33	1,751	1,784	1,323	10/17/1991
Madisonville, KY	198	431	-	198	431	629	391	10/17/1991
Desloge, MO	178	3,804	-	178	3,804	3,982	2,517	10/17/1991
Joplin, MO	175	4,034	-	175	4,034	4,209	2,109	10/17/1991
Kennett, MO	180	4,928	-	180	4,928	5,108	3,365	10/17/1991
Maryland Heights, MO	482	5,514	-	482	5,514	5,996	4,206	10/17/1991
St. Charles, MO	149	4,790	-	149	4,790	4,939	3,180	10/17/1991
Anderson, SC	308	4,643	-	308	4,643	4,951	3,562	10/17/1991
Greenwood, SC	222	3,457	-	222	3,457	3,679	2,659	10/17/1991
Laurens, SC	42	3,426	-	42	3,426	3,468	2,367	10/17/1991
Orangeburg, SC	300	3,715	-	300	3,715	4,015	230	9/25/2008
Athens, TN	38	1,463	-	38	1,463	1,501	1,272	10/17/1991
Chattanooga, TN	143	2,309	-	143	2,309	2,452	1,828	10/17/1991
Columbia, TN	154	1,367	-	154	1,367	1,521	1,139	10/17/1991
Dickson, TN	90	3,541	-	90	3,541	3,631	2,513	10/17/1991
Franklin, TN	47	1,130	-	47	1,130	1,177	830	10/17/1991
Hendersonville, TN	363	2,991	-	363	2,991	3,354	1,387	10/17/1991
Johnson City, TN	85	1,918	-	85	1,918	2,003	1,639	10/17/1991
Knoxville, TN	384	2,692	-	384	2,692	3,076	2,010	10/17/1991
Lewisburg, TN	46	995	-	46	995	1,041	870	10/17/1991
McMinnville, TN	73	3,618	-	73	3,618	3,691	2,512	10/17/1991
Milan, TN	41	1,826	-	41	1,826	1,867	1,355	10/17/1991
Pulaski, TN	54	3,917	-	54	3,917	3,971	2,662	10/17/1991
Lawrenceburg, TN	98	2,901	-	98	2,901	2,999	1,869	10/17/1991
Dunlap, TN	35	3,679	-	35	3,679	3,714	2,194	10/17/1991
Smithville, TN	35	3,816	-	35	3,816	3,851	2,497	10/18/1991
Somerville, TN	26	678	-	26	678	704	572	10/19/1991
Sparta, TN	80	1,602	-	80	1,602	1,682	1,140	10/20/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2010
(in thousands)

				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

Springfield, TN	44	854	-	44	854	898	854	10/21/1991
Paris, TX	60	12,040	-	60	12,040	12,100	550	6/30/2009
San Antonio, TX	300	12,150	-	300	12,150	12,450	602	6/30/2009
East Houston, TX	650	14,550	-	650	14,550	15,200	658	6/30/2009
NW Houston, TX	1,100	14,700	-	1,100	14,700	15,800	628	7/31/2009
Bristol, VA	176	2,510	-	176	2,510	2,686	1,693	10/17/1991
	14,107	252,686	-	14,107	252,686	266,793	92,399

Assisted Living Facilities
Gilbert, AZ	451	3,142	-	451	3,142	3,593	940	12/31/1998
Glendale, AZ	387	3,824	-	387	3,824	4,211	1,143	12/31/1998
Tucson, AZ	919	6,656	-	919	6,656	7,575	1,974	12/31/1998
Bartow, FL	225	3,192	-	225	3,192	3,417	8	11/30/2010
Daytona Beach , FL	320	2,668	-	320	2,668	2,988	798	12/23/1998
Lakeland, FL	250	3,167	-	250	3,167	3,417	8	11/30/2010
Maitland, FL	4,004	14,589	-	4,004	14,589	18,593	6,732	8/6/1996
St. Cloud, FL	307	3,117	-	307	3,117	3,424	8	11/30/2010
W. Palm Beach, FL	2,771	4,286	-	2,771	4,286	7,057	3,347	8/6/1996
Clinton, IA	133	3,215	-	133	3,215	3,348	44	4/13/1982
Iowa City, IA	297	2,725	-	297	2,725	3,022	42	12/19/1967
Peoria, IL	403	4,532	-	403	4,532	4,935	133	8/25/1953
Lafayette, IN	546	4,583	-	546	4,583	5,129	61	5/2/1939
Midland, MI	504	6,612	-	504	6,612	7,116	190	10/19/2009
Battle Creek, MI	398	3,093	-	398	3,093	3,491	94	10/19/2009
Lansing, MI	340	7,908	-	340	7,908	8,248	239	10/19/2009
Saginaw, MI	248	4,212	-	248	4,212	4,460	126	10/19/2009
Champlin, MN	980	4,430	-	980	4,430	5,410	111	3/10/2010
Hugo, MN	400	3,800	-	400	3,800	4,200	85	3/10/2010
Maplewood, MN	1,700	6,510	-	1,700	6,510	8,210	160	3/10/2010
North Branch, MN	595	2,985	-	595	2,985	3,580	81	3/10/2010
Edison, NJ	4,229	13,030	-	4,229	13,030	17,259	5,614	8/6/1996
Weatherly, PA	439	3,960	-	439	3,960	4,399	528	9/1/2005
Conway, SC	344	2,877	-	344	2,877	3,221	860	12/31/1998
Gallatin, TN	326	2,277	-	326	2,277	2,603	671	3/31/1999
Kingsport, TN	354	2,568	-	354	2,568	2,922	768	12/31/1998
Tullahoma, TN	191	2,216	-	191	2,216	2,407	653	3/31/1999
	22,061	126,174	-	22,061	126,174	148,235	25,418

Medical Office Buildings
Crestview, FL	165	3,349	-	165	3,349	3,514	1,907	6/30/1993
Pasadena, TX	631	6,341	-	631	6,341	6,972	3,669	1/1/1995
	796	9,690	-	796	9,690	10,486	5,576

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2010
(in thousands)

				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

Independent Living Facilities
Nampa, ID	243	4,182	-	243	4,182	4,425	1,598	8/13/1996
St. Charles, MO	344	3,181	-	344	3,181	3,525	2,052	10/17/1991
Johnson City, TN	55	4,077	-	55	4,077	4,132	2,180	10/17/1991
Chattanooga, TN	9	1,567	-	9	1,567	1,576	1,003	10/17/1991
	651	13,007	-	651	13,007	13,658	6,833

Acute Psychiatric Hospital
La Mesa, CA	4,180	8,320	-	4,180	8,320	12,500	255	3/10/2010

Acute Care Hospital
Jackson, KY	540	10,163	-	540	10,163	10,703	4,997	6/12/1992

Total continuing operations properties	42,335	420,040	-	42,335	420,040	462,375	135,478
Corporate assets	158	664	-	158	664	822	65
	$42,493	$420,704	$-	$42,493	$420,704	$463,197	$135,543

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

(A) See Notes 3 and 15 of Notes to Consolidated Financial Statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC's transfer of the original real estate properties in 1991, we have purchased from
NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) This schedule excludes assets held for sale with an original cost of $49,950,000 and accumulated depreciation of $13,097,000.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(in thousands)

	December 31,
	2010	2009	2008
Investment in Real Estate:
Balance at beginning of period	$350,786	$310,906	$309,407
Additions through cash expenditures	98,736	81,569	4,048
Additions through contingent liabilities	1,000	3,000	-
Additions through settlement of mortgage note	22,936	-	-
Sale of properties for cash	(5,000)	-	(133)
Impairment write-downs	-	-	(1,986)
Reclassification for assets held for sale	(5,261)	(44,689)	(430)
Balance at end of year	$463,197	$350,786	$310,906

Accumulated Depreciation:
Balance at beginning of period	$126,925	$129,574	$121,952
Addition charged to costs and expenses	11,203	8,620	7,943
Sale of properties	(769)	-	(91)
Reclassification for assets held for sale	(1,816)	(11,269)	(230)
Balance at end of year	$135,543	$126,925	$129,574

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE(1)
DECEMBER 31, 2010
							Principal Amount
							of Loan Subject
		Final	Periodic		Original	Carrying	To Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Amount	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	of Mortgages	Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Manchester, NH	6.9%	2011	$69,000		$9,006	$4,233
Taunton, MA	6.9%	2011	$69,000		9,006	4,233
Greenfield, MA	6.9%	2011	$62,000		8,105	3,810
Quincy, MA	6.9%	2011	$41,111		5,403	2,540
Haysville, KS(2)	3.0% - 8.5%	2014	$25,000		5,884	4,740
St. Charles, MO(2)	3.0% - 8.5%	2014	$14,000		3,694	3,048
Joplin, MO(2)	3.0% - 8.5%	2014	$19,000		3,800	2,933
Council Grove, KS(2)	3.0% - 8.5%	2014	$10,000		2,860	2,412
Columbia, MO(2)	3.0% - 8.5%	2014	$8,000		2,685	2,307
Chanute, KS(2)	3.0% - 8.5%	2014	$15,000		2,984	2,299
Virginia Beach, VA	8.0%	2031	$27,000		3,814	3,049
Grundy, VA	8.0%	2032	$30,000		4,396	3,354
Others with carrying amounts less than 3% of total carrying amount of mortgages	3.0% - 9.6%	2011 - 2032				22,337

Assisted living facility in Owatonna, MN	7.47%	2018	$38,000		5,033	3,850

Construction Loan:
Transitional rehabilitation center in Mesa, Arizona	10.0%	2015	Interest Only		13,870	7,520

Second Mortgages:
2 skilled nursing facilities and 1 assisted living facility with carrying amounts less than 3% of total carrying amount of mortgages	12.0% - 14.5%	2014 - 2015				2,800

						$75,465

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
(1) See Note 4 to Consolidated Financial Statements for more information on our mortgage loan receivables.

(2)  The Company has a first mortgage receivable on 8 properties with an original amount of $26,293,000 and current carrying value of $21,322,000.  The notes on these properties are separated into individual notes per property with Note A in the original amount of $16,513,000 (carrying value $11,542,000) at 8.5% and Note B in the original amount of $9,780,000 is at 3% with all principal and interest due at maturity

 All notes on the 8 properties are cross-collateralized.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(in thousands)

	December 31,
	2010	2009	2008
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$ 94,588	$ 108,640	$ 134,605
Additions:
New mortgage loans	12,422	4,501	-
Interest accrued on construction loan	298	-	-
Total Additions	12,720	4,501	-

Deduction:
Settlement of mortgage note by real estate acquisition	22,936
Collection of principal, less recoveries of previous write-downs	8,907	18,553	25,965
Total Deductions	31,843	18,553	25,965

Balance at end of period	$ 75,465	$ 94,588	$ 108,640