Form 10-K, Exhibit 13
period 2011-12-31
NATIONAL HEALTH INVESTORS INC
filed 2012-02-15
CIK 877860

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

Board of Directors and Stockholders

National Health Investors, Inc.

Murfreesboro, Tennessee

The audits referred to in our report dated February 15, 2012 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audits of the financial statement schedules listed in the accompanying index.  These financial statement schedules are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee

February 15, 2012

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2011, 2010, AND 2009
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
Description	of Period	and Expenses(1)	Deductions	End of Period

For the year ended
December 31,
2011 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2010 - Loan loss
allowance	$ —	$ —	$ —	$ —

For the year ended
December 31,
2009 - Loan loss
allowance	$ —	$ —	$ —	$ —

(1) In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down.  For 2011, net recoveries were $99,000 and there was no provision for losses during the year.  For 2010, net recoveries were $573,000 and there was no provision for losses during the year.  For 2009, net recoveries were $1,077,000 and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2011
(in thousands)
				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

Skilled Nursing Facilities
Anniston, AL	70	4,476	-	70	4,476	4,546	2,975	10/17/1991
Moulton, AL	25	688	-	25	688	713	688	10/17/1991
Avondale, AZ	453	6,678	-	453	6,678	7,131	2,738	8/13/1996
Brooksville, FL	1,217	16,166	-	1,217	16,166	17,383	775	2/1/2010
Crystal River, FL	912	12,117	-	912	12,117	13,029	581	2/1/2010
Dade City, FL	605	8,042	-	605	8,042	8,647	385	2/1/2010
Hudson, FL (2 facilities)	1,290	22,392	-	1,290	22,392	23,682	7,291	Various
Merritt Island, FL	701	8,869	-	701	8,869	9,570	5,891	10/17/1991
New Port Richey, FL	228	3,023	-	228	3,023	3,251	145	2/1/2010
Plant City, FL	405	8,777	-	405	8,777	9,182	6,196	10/17/1991
Stuart, FL	787	9,048	-	787	9,048	9,835	5,975	10/17/1991
Trenton, FL	851	11,312	-	851	11,312	12,163	542	2/1/2010
Rossville, GA	52	865	-	52	865	917	865	10/17/1991
Grangeville, ID	122	2,491	-	122	2,491	2,613	1,032	8/13/1996
Glasgow, KY	33	1,751	-	33	1,751	1,784	1,382	10/17/1991
Madisonville, KY	198	431	-	198	431	629	403	10/17/1991
Desloge, MO	178	3,804	-	178	3,804	3,982	2,635	10/17/1991
Joplin, MO	175	4,034	-	175	4,034	4,209	2,208	10/17/1991
Kennett, MO	180	4,928	-	180	4,928	5,108	3,510	10/17/1991
Maryland Heights, MO	482	5,512	-	482	5,512	5,994	4,393	10/17/1991
St. Charles, MO	150	4,790	-	150	4,790	4,940	3,332	10/17/1991
Anderson, SC	308	4,643	-	308	4,643	4,951	3,678	10/17/1991
Greenwood, SC	222	3,457	-	222	3,457	3,679	2,728	10/17/1991
Laurens, SC	42	3,426	-	42	3,426	3,468	2,454	10/17/1991
Orangeburg, SC	300	3,715	-	300	3,715	4,015	332	9/25/2008
Athens, TN	38	1,463	-	38	1,463	1,501	1,285	10/17/1991
Chattanooga, TN	143	2,309	-	143	2,309	2,452	1,882	10/17/1991
Columbia, TN (2 facilities)	154	1,367	-	154	1,367	1,521	1,180	10/17/1991
Dickson, TN	90	3,541	-	90	3,541	3,631	2,586	10/17/1991
Franklin, TN	47	1,130	-	47	1,130	1,177	861	10/17/1991
Hendersonville, TN	363	2,991	-	363	2,991	3,354	1,505	10/17/1991
Johnson City, TN	85	1,918	-	85	1,918	2,003	1,677	10/17/1991
Knoxville, TN	384	2,692	-	384	2,692	3,076	2,044	10/17/1991
Lewisburg, TN (2 facilities)	46	995	-	46	995	1,041	885	10/17/1991
McMinnville, TN	73	3,618	-	73	3,618	3,691	2,588	10/17/1991
Milan, TN	41	1,826	-	41	1,826	1,867	1,406	10/17/1991
Pulaski, TN	53	3,917	-	53	3,917	3,970	2,773	10/17/1991
Lawrenceburg, TN	98	2,901	-	98	2,901	2,999	1,941	10/17/1991
Dunlap, TN	35	3,679	-	35	3,679	3,714	2,320	10/17/1991
Smithville, TN	35	3,816	-	35	3,816	3,851	2,614	10/18/1991
Somerville, TN	26	678	-	26	678	704	588	10/19/1991
Sparta, TN	80	1,602	-	80	1,602	1,682	1,183	10/20/1991
Springfield, TN	44	854	-	44	854	898	854	10/21/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2011
(in thousands)
				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

East Houston, TX	650	14,550	-	650	14,550	15,200	1,097	6/30/2009
Ennis, TX	986	9,025	-	986	9,025	10,011	54	10/31/2011
Greenville, TX	1,800	13,948	-	1,800	13,948	15,748	72	10/31/2011
Houston, TX (3 facilities)	2,808	42,511	-	2,808	42,511	45,319	1,221	Various
Paris, TX	60	12,040	-	60	12,040	12,100	916	6/30/2009
San Antonio, TX	300	12,150	-	300	12,150	12,450	1,004	6/30/2009
Bristol, VA	176	2,511	-	176	2,511	2,687	1,764	10/17/1991
	18,601	303,467	-	18,601	303,467	322,068	99,434

Assisted Living Facilities
Gilbert, AZ	451	3,142	79	451	3,221	3,672	1,022	12/31/1998
Glendale, AZ	387	3,824	57	387	3,880	4,267	1,242	12/31/1998
Tucson, AZ (2 facilities)	919	6,656	190	919	6,846	7,765	2,152	12/31/1998
Bartow, FL	225	3,192	-	225	3,192	3,417	105	11/30/2010
Lakeland, FL	250	3,167	-	250	3,167	3,417	105	11/30/2010
Maitland, FL (2 facilities)	4,004	14,590	-	4,004	14,590	18,594	7,151	8/6/1996
St. Cloud, FL	307	3,117	-	307	3,117	3,424	103	11/30/2010
W. Palm Beach, FL	2,771	4,286	-	2,771	4,286	7,057	3,450	8/6/1996
Greensboro, GA	572	4,849	-	572	4,849	5,421	45	9/15/2011
Clinton, IA	133	3,215	-	133	3,215	3,348	127	6/30/2010
Iowa City, IA	297	2,725	-	297	2,725	3,022	130	6/30/2010
Peoria, IL	403	4,532	-	403	4,532	4,935	256	10/19/2009
Lafayette, IN	546	4,583	-	546	4,583	5,129	184	6/30/2010
West Monroe, LA	770	5,627	-	770	5,627	6,397	114	4/30/2011
Bossier City, LA	500	3,344	-	500	3,344	3,844	75	4/30/2011
Bastrop, LA	325	2,456	-	325	2,456	2,781	53	4/30/2011
Minden, LA	280	1,698	-	280	1,698	1,978	36	4/30/2011
Battle Creek, MI	398	3,093	-	398	3,093	3,491	182	10/19/2009
Lansing, MI	340	7,908	-	340	7,908	8,248	458	10/19/2009
Midland, MI	504	6,612	-	504	6,612	7,116	366	10/19/2009
Saginaw, MI	248	4,212	-	248	4,212	4,460	242	10/19/2009
Champlin, MN	980	4,430	-	980	4,430	5,410	244	3/10/2010
Hugo, MN	400	3,800	-	400	3,800	4,200	197	3/10/2010
Maplewood, MN	1,700	6,510	-	1,700	6,510	8,210	355	3/10/2010
North Branch, MN	595	2,985	-	595	2,985	3,580	177	3/10/2010
Edison, NJ	4,229	13,030	-	4,229	13,030	17,259	5,933	8/6/1996
Weatherly, PA	439	3,960	-	439	3,960	4,399	627	9/1/2005
Conway, SC	344	2,877	94	344	2,971	3,315	937	12/31/1998
Gallatin, TN	326	2,277	61	326	2,338	2,664	732	3/31/1999
Kingsport, TN	354	2,568	66	354	2,634	2,988	834	12/31/1998
Tullahoma, TN	191	2,216	57	191	2,273	2,464	710	3/31/1999
	24,188	141,481	604	24,188	142,084	166,272	28,344

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2011
(in thousands)
				Gross Amount at Which
	Initial Cost to Company		Cost Capitalized	Carried at Close of Period				Date
		Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
Properties	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed

Medical Office Buildings
Crestview, FL	165	3,349	-	165	3,349	3,514	1,984	6/30/1993
Pasadena, TX	631	6,341	-	631	6,342	6,973	3,839	1/1/1995
	796	9,690	-	796	9,691	10,487	5,823

Independent Living Facilities
Nampa, ID	243	4,182	-	243	4,182	4,425	1,709	8/13/1996
St. Charles, MO	344	3,181	-	344	3,181	3,525	2,119	10/17/1991
Johnson City, TN	55	4,077	-	55	4,077	4,132	2,292	10/17/1991
Chattanooga, TN	9	1,567	-	9	1,567	1,576	1,040	10/17/1991
	651	13,007	-	651	13,007	13,658	7,160

Hospitals
La Mesa, CA	4,180	8,320	-	4,180	8,320	12,500	562	3/10/2010
Jackson, KY	540	10,163	-	540	10,163	10,703	5,279	6/12/1992
Murfreesboro, TN (under construction)	-	4,983	-	-	4,983	4,983	-
	4,720	23,466	-	4,720	23,466	28,186	5,841

Total continuing operations properties	48,956	491,111	604	48,956	491,715	540,671	146,602
Corporate office	158	664	-	158	664	822	96
	49,114	491,775	604	49,114	492,379	541,493	146,698

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
(D) This schedule excludes assets held for sale.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009
(in thousands)

	December 31,
	2011	2010	2009
Investment in Real Estate:
Balance at beginning of period	$463,197	$350,786	$310,906
Additions through cash expenditures	75,806	98,736	81,569
Additions through contingent liabilities	5,478	1,000	3,000
Additions through settlement of mortgage note	-	22,936	-
Sale of properties for cash	(2,988)	(5,000)	-
Reclassification for assets held for sale	-	(5,261)	(44,689)
Balance at end of year	$541,493	$463,197	$350,786

Accumulated Depreciation:
Balance at beginning of period	$135,543	$126,925	$129,574
Addition charged to costs and expenses	11,992	11,203	8,620
Sale of properties	(837)	(769)	-
Reclassification for assets held for sale	-	(1,816)	(11,269)
Balance at end of year	$146,698	$135,543	$126,925

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE(1)
DECEMBER 31, 2011
							Principal Amount
							of Loan Subject
		Final	Periodic		Original	Carrying	To Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Amount	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	of Mortgages	Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Manchester, NH	6.9%	2012	$69,000		$9,006	$3,690
Taunton, MA	6.9%	2012	$69,000		9,006	3,690
Greenfield, MA	6.9%	2012	$62,000		8,105	3,321
Haysville, KS(2)	3.0% - 8.5%	2014	Interest Only		5,884	4,743
St. Charles, MO(2)	3.0% - 8.5%	2014	Interest Only		3,694	3,050
Joplin, MO(2)	3.0% - 8.5%	2014	Interest Only		3,800	2,935
Council Grove, KS(2)	3.0% - 8.5%	2014	Interest Only		2,860	2,413
Virginia Beach, VA	8.0%	2031	$27,000		3,814	2,994
Grundy, VA	8.0%	2032	$30,000		4,396	3,300
Others with carrying amounts less than 3% of total carrying amount of mortgages	3.0% - 9.6%	2011 - 2032				29,557

Assisted living facility in Owatonna, MN	7.47%	2018	$38,000		5,033	3,809

Construction Loan:
Transitional rehabilitation center in Mesa, Arizona	10.0%	2015	Interest Only		13,870	11,870

Second Mortgages:
Assisted living facility in Ocala, FL	13.0%	2014	Interest Only		2,500	2,500
1 assisted living facility with carrying amount less than 3% of total carrying amount of mortgages	12.0%	2014				800

						$78,672

NOTES TO SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

(1) See Note 4 to Consolidated Financial Statements for more information on our mortgage loan receivables.

(2) The Company has a first mortgage receivable on 8 properties with an original amount of $26,293,000 and current carrying value of $21,337,000.  The notes on these properties are separated into individual notes per property with Note A in the aggregate original amount of $16,513,000 (carrying value $11,557,000) at 8.5% and Note B in the aggregate original amount of $9,780,000 is at 3% with all principal and interest due at maturity.  All notes on the 8 properties are cross-collateralized.

s

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (continued)
FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009
(in thousands)

	December 31,
	2011	2010	2009
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$ 75,465	$ 94,588	$ 108,640
Additions:
New mortgage loans	6,566	12,422	4,501
Interest accrued on construction loan	1,082	298	-
Total Additions	7,648	12,720	4,501

Deduction:
Settlement of mortgage note by real estate acquisition	-	22,936	-
Collection of principal, less recoveries of previous write-downs	4,441	8,907	18,553
Total Deductions	4,441	31,843	18,553

Balance at end of period	$ 78,672	$ 75,465	$ 94,588