Form 10-K, Exhibit 13
period 2012-12-31
NATIONAL HEALTH INVESTORS INC
filed 2013-02-15
CIK 877860

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
Murfreesboro, Tennessee

The audits referred to in our report dated February 14, 2013 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee
February 14, 2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2012
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2011
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2010
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. For 2012, net recoveries were $2,195,000, consisting of a $4,495,000 recovery and a $2,300,000 note impairment and there was no provision for losses during the year. For 2011, net recoveries were $99,000 and there was no provision for losses during the year. For 2010, net recoveries were $573,000 and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2012
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Skilled Nursing Facilities
Anniston, AL	—	70	4,476	—	70	4,476	4,546	3,053	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	2,906	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	1,179	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	884	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	586	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	7,851	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	6,155	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	220	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,349	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	6,258	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	825	2/1/2010
Grangeville, ID	—	122	2,491	—	122	2,491	2,613	1,098	8/13/1996
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	1,798	10/17/1991
Desloge, MO	—	178	3,804	—	178	3,804	3,982	2,753	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,306	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	3,647	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	4,580	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	3,478	10/17/1991
Anderson, SC	—	308	4,643	—	308	4,643	4,951	3,789	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	2,796	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,535	10/17/1991
Orangeburg, SC	—	300	3,715	—	300	3,715	4,015	435	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,296	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	1,936	10/17/1991
Dickson, TN	—	90	3,541	—	90	3,541	3,631	2,659	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	892	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	2,469	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,714	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	899	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	2,663	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,457	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	2,883	10/17/1991
Lawrenceburg, TN	—	98	2,901	—	98	2,901	2,999	2,003	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	2,445	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	2,724	10/18/1991
Somerville, TN	—	26	678	—	26	678	704	605	10/19/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2012
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,225	10/20/1991
Arlington, TX	—	355	8,134	—	355	8,134	8,489	2,764	9/1/1998
Canton, TX	—	190	4,396	—	190	4,396	4,586	1,494	9/1/1998
Ennis, TX	—	986	9,025	—	986	9,025	10,011	374	10/31/2011
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	518	10/31/2011
Houston, TX (5 facilities)	—	3,818	63,921	—	3,818	63,921	67,739	6,362	Various
Mesquite, TX	—	180	6,162	—	180	6,162	6,342	2,081	9/1/1998
Paris, TX	—	60	12,040	—	60	12,040	12,100	1,283	6/30/2009
Richardson, TX	—	650	12,035	—	650	12,035	12,685	3,960	9/1/1998
San Antonio, TX	—	300	12,150	—	300	12,150	12,450	1,405	6/30/2009
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	252	6/11/2012
Bristol, VA	—	176	2,511	—	176	2,511	2,687	1,834	10/17/1991
	—	20,600	348,332	—	20,600	348,332	368,932	116,366

Assisted Living Facilities
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672	1,106	12/31/1998
Glendale, AZ	—	387	3,823	57	387	3,880	4,267	1,343	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846	7,765	2,334	12/31/1998
Bartow, FL	—	225	3,192	—	225	3,192	3,417	202	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167	3,417	202	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428	7,115	2,496	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117	3,424	198	11/30/2010
Greensboro, GA	—	572	4,849	—	572	4,849	5,421	178	9/15/2011
Clinton, IA	—	133	3,215	—	133	3,215	3,348	217	6/30/2010
Iowa City, IA	—	297	2,725	—	297	2,725	3,022	211	6/30/2010
Weiser, ID	—	20	2,433	—	20	2,433	2,453	—	12/21/2012
Peoria, IL	—	403	4,532	—	403	4,532	4,935	379	10/19/2009
Carmel, IN	—	579	—	—	579	—	579	—	Under Const.
Crown Point, IN	—	791	1,367	—	791	1,367	2,158	—	Under Const.
Greenwood, IN	—	463	816	—	463	816	1,279	—	Under Const.
Lafayette, IN	—	546	4,583	—	546	4,583	5,129	307	6/30/2010
Overland Park, KS(C)	19,250	2,199	20,026	—	2,199	20,026	22,225	176	9/30/2012
Mission, KS(C)	—	1,901	17,310	—	1,901	17,310	19,211	152	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456	2,781	132	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344	3,844	188	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698	1,978	90	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627	6,397	284	4/30/2011

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2012
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Battle Creek, MI	—	398	3,093	—	398	3,093	3,491	269	10/19/2009
Lansing, MI	—	340	7,908	—	340	7,908	8,248	678	10/19/2009
Midland, MI	—	504	6,612	—	504	6,612	7,116	542	10/19/2009
Saginaw, MI	—	248	4,212	—	248	4,212	4,460	358	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430	5,410	376	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800	4,200	310	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510	8,210	549	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985	3,580	274	3/10/2010
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128	6,556	—	12/21/2012
Weatherly, PA	—	439	3,960	—	439	3,960	4,399	726	9/1/2005
Conway, SC	—	344	2,877	94	344	2,971	3,315	1,016	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338	2,664	797	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634	2,988	904	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273	2,464	767	3/31/1999
Beaver Dam, WI	—	210	20,099	—	210	20,099	20,309	—	12/21/2012
	19,250	21,462	183,181	604	21,462	183,785	205,247	17,761

Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	—	1,200	10,800	12,000	77	9/28/2012
Nampa, ID	—	243	4,182	—	243	4,182	4,425	1,820	8/13/1996
Maitland, FL	—	2,317	9,161	—	2,317	9,161	11,478	5,014	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057	3,525	8/6/1996
Silverdale, WA	—	1,750	23,860	—	1,750	23,860	25,610	226	8/16/2012
	—	8,281	52,289	—	8,281	52,289	60,570	10,662

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514	2,061	6/30/1993
Pasadena, TX	—	631	6,342	—	631	6,342	6,973	4,005	1/1/1995
	—	796	9,691	—	796	9,691	10,487	6,066

Independent Living Facilities
St. Charles, MO	—	344	3,181	—	344	3,181	3,525	2,174	10/17/1991
Johnson City, TN	—	55	4,077	—	55	4,077	4,132	2,396	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576	1,076	10/17/1991
	—	408	8,825	—	408	8,825	9,233	5,646

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2012
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500	869	3/10/2010
Jackson, KY	—	540	10,163	—	540	10,163	10,703	5,548	6/12/1992
Murfreesboro, TN	—	2,444	18,178	—	2,444	17,585	20,029	109	10/01/2012
	—	7,164	36,661	—	7,164	36,068	43,232	6,526
Total continuing operations properties	19,250	58,711	638,979	604	58,711	638,990	697,701	163,027
Corporate office	—	158	677	—	158	677	835	119
	19,250	58,869	639,656	604	58,869	639,667	698,536	163,146

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Two properties located in Overland Park, KS and Mission, KS are encumbered jointly on a $19,250,000 mortgage due to KeyBank as described more fully in the notes to the consolidated financial statements.
(D) Subsequent to NHC's transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(E) This schedule excludes assets held for sale.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(in thousands)
	December 31,
	2012	2011	2010
Investment in Real Estate:
Balance at beginning of period	$541,493	$463,197	$350,786
Additions through cash expenditures	110,601	75,806	98,736
Additions through contingent liabilities	—	5,478	1,000
Additions through assumption of debt	19,250	—	—
Additions through conveyance of noncontrolling interest	10,964
Additions through settlement of mortgage note	—	—	22,936
Sale of properties for cash	(17,259)	(2,988)	(5,000)
Reclassification from assets held for sale, net	39,323	—	—
Reclassification to assets held for sale, net	(5,836)	—	(5,261)
Balance at end of period	$698,536	$541,493	$463,197

Accumulated Depreciation:
Balance at beginning of period	$146,698	$135,543	$126,925
Addition charged to costs and expenses	16,981	11,992	11,203
Sale of properties	(6,250)	(837)	(769)
Reclassification from assets held for sale, net	9,942	—	—
Reclassification to assets held for sale	(4,225)	—	(1,816)
Balance at end of period	$163,146	$146,698	$135,543

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE[1]
December 31, 2012
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Manchester, NH	6.9%	Currently Due	$69,000		$9,006	$3,109	$3,109
Taunton, MA	6.9%	Currently Due	$69,000		9,006	3,109	3,109
Greenfield, MA	6.9%	Currently Due	$62,000		8,105	2,798	2,799
Haysville, KS2	3.0% - 8.5%	2014	Interest Only		5,884	4,232
St. Charles, MO2	3.0% - 8.5%	2014	Interest Only		3,694	2,721
Joplin, MO2	3.0% - 8.5%	2014	Interest Only		3,800	2,619
Virginia Beach, VA	8%	2031	$27,000		3,814	2,934
Grundy, VA	8%	2032	$30,000		4,396	3,239
Others with carrying amounts less than 3% of total carrying amount of mortgages	3.0% - 9.6%	2013 - 2032				24,518	4,975

Assisted living facility in Owatonna, MN	7.47%	2018	$38,000		5,033	3,765

Construction Loan:
Transitional rehabilitation center in Mesa, Arizona	10%	2015	Interest Only		13,870	11,870

Second Mortgages:
Assisted living facility in Ocala, FL	13%	2014	Interest Only		2,500	2,500
1 assisted living facility with carrying amount less than 3% of total carrying amount of mortgages	12%	2014				800

						$68,214	$13,992

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

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010
(in thousands)
	December 31,
	2012	2011	2010
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$78,672	$75,465	$94,588
Additions:
New mortgage loans	—	6,566	12,422
Interest accrued on construction loan	—	1,082	298
Total Additions	—	7,648	12,720

Deductions:
Settlement of mortgage note by real estate acquisition	—	—	22,936
Impairment of mortgage note	2,300	—	—
Collection of principal, less recoveries of previous write-downs	8,158	4,441	8,907
Total Deductions	10,458	4,441	31,843

Balance at end of period	$68,214	$78,672	$75,465